UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of matters to a vote of security holders.

On November 17, 2022, the Company held its Annual Meeting. A total of 29,558,421 shares of the Company’s Common Stock were present or represented by proxy at the Annual Meeting, representing approximately sixty seven percent (67%) of the outstanding Common Stock as of September 26, 2022, the record date for the Annual Meeting.

At the Annual Meeting, three (3) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Mark Vernon, Alexander Buehler, Peyton Boswell, Richard Meeusen and Fei Chen for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the five (5) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
Mark Vernon	9,995,270	1,024,696	18,538,455
Alexander Buehler	10,751,112	268,854	18,538,455
Peyton Boswell	9,996,320	1,023,646	18,538,455
Richard Meeusen	9,970,709	1,049,257	18,538,455
Fei Chen	10,753,636	266,330	18,538,455

Proposal No. 2: The stockholders ratified Sadler, Gibb & Associates, LLC as the Company’s independent registered accounting firm by the following votes:

Votes For	27,764,078
Votes Against	765,316
Abstentions	1,029,027

Proposal No. 3: The stockholders voted to approve the adoption of the 2022 Equity Incentive Plan, a copy of which was attached to the Proxy Statement as Annex A, and such plan was approved by the following votes:

Votes For	9,126,913
Votes Against	1,812,909
Abstentions	80,144

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: November 22, 2022	/s/ Simon Stadil
Simon Stadil
Chief Financial Officer